Exhibit 3


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-30 21988G 627 & 21988G BC9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2001.

INTEREST ACCOUNT
----------------
Balance as of July 27, 2001 ......................................         $0.00
   Scheduled Income received on securities .......................   $944,856.25
   Unscheduled Income received on securities .....................         $0.00

                                                                     $944,856.25

LESS:
   Distribution to Class A1 Holders ..............................  -$251,961.61
   Distribution to Class A2 Holders ..............................        -$0.00
   Distribution to Depositor .....................................  -$692,894.64
   Balance as of September 15, 2001 ..............................         $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of July 27, 2001 ......................................         $0.00
   Scheduled Principal payment received on securities ............         $0.00
LESS:
   Distribution to Holders .......................................         $0.00
Balance as of September 15, 2001 .................................         $0.00


               UNDERLYING SECURITIES HELD AS OF September 15, 2001

     Principal
     Amount                     Title of Security
     -----------                -----------------
     $26,065,000           Royal Caribbean Cruises Ltd. 7.25% Senior Debentures
                           Due March 15, 2018
                           CUSIP: 780153AJ1

     U.S Bank Trust National Association, as Trustee


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